Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of MedTech Acquisition Corporation on Form S-8, of our report dated March 22, 2023, (which includes an explanatory paragraph relating to MedTech Acquisition Corporation’s ability to continue as a going concern), relating to the financial statements of MedTech Acquisition Corporation as of and for the two years ended December 31, 2022.

/s/ WithumSmith+Brown, PC

New York, New York

October 16, 2023